EXHIBIT 5.1
[Fulbright & Jaworski L.L.P. Letterhead]
June 29, 2007
The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
Ladies and Gentlemen:
     We have acted as counsel to The Meridian Resource Corporation, a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 4,000,000 shares (the “Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), to be offered upon the terms and subject to the conditions set forth in The Meridian Resource Corporation 2007 Long-Term Incentive Plan (the “Plan”).
     We have examined or considered originals or copies, certified or otherwise identified to our satisfaction, of the Third Amended and Restated Articles of Incorporation of the Company, the Amended and Restated By-laws, as amended, of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to the Shares.
     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.
     Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.
     The foregoing opinion is limited to the federal laws of the United States of America and the Texas Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.